Exhibit 99.1

BOSTON PRIVATE ANNOUNCES RESTRUCTURING OF WESTFIELD

CAPITAL’S OWNERSHIP STRUCTURE

Westfield Management Granted Opportunity to Build Meaningful Ownership Position

Muggia named CEO of Westfield Capital Management

BOSTON – (March 19, 2008) – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (Boston Private) today announced a plan whereby it will restructure the equity of its affiliate, Westfield Capital Management (Westfield).

Under the terms of the plan, ownership of Westfield will be restructured into two classes of equity. The first, entitling its holder to Westfield’s annual pre-tax profits up to approximately $30 million, will be retained entirely by Boston Private. The second class of equity, entitling its holders to the pre-tax profits in excess of this amount, will be issued one-third to Boston Private with the remaining two-thirds to be allocated among key members of the Westfield management team.

As part of the restructuring, the members of Westfield’s management team who receive equity awards will also enter into long-term agreements which include restrictions regarding post-employment competition and solicitation of clients or employees.

Timothy L. Vaill, Chairman and Chief Executive Officer of Boston Private stated: “This transaction is extremely beneficial to Boston Private and to Westfield’s employees and clients. By granting Westfield’s management team a direct participation in the future value they create, we have strengthened their entrepreneurial culture and more closely aligned their interests with those of our shareholders. I could not be more pleased that as part of this restructuring, the first-class team of senior professionals at Westfield have re-affirmed their long-term commitment to the business. Ultimately, this will benefit all of their existing and future clients as this team continues to consistently apply their disciplined investment process and client service approach with renewed vigor.”

In addition to the equity restructuring, Westfield has announced that its President and Chief Investment Officer, William Muggia, has been named Chief Executive Officer effective April, 2008. Muggia joined Westfield in 1994 as a Portfolio Manager and has been a key driver of Westfield’s growth and success.

Muggia said, “Westfield has delivered consistent returns for its investors thanks to our bottom-up research driven philosophy, disciplined investment process and a diverse product offering.” He added, “With this transaction, and in conjunction with our partnership with Boston Private, we have strengthened our competitive position and enhanced the stability of our leadership team by putting a meaningful equity stake in the hands of our key people – a characteristic we have consistently observed among our most respected competitors.”

Arthur Bauernfeind, who will remain as Chairman of Westfield, stated “This is an important step in the evolution of our firm and an innovative plan that benefits all stakeholders – employees, clients and Boston Private. Since the firm was founded, we have focused on building a world class investment management organization, and this re-equitization will give Westfield additional capabilities to incent and retain key personnel as well as attract talented investment professionals in the future.”

As a result of this restructuring, Boston Private will incur a one-time, non-cash, non tax-deductible compensation charge. The exact amount of the charge will depend on several variables, including Westfield’s Assets under Management (AUM), which may fluctuate between now and the closing date, and is expected to occur in the second quarter 2008. If the closing had been on February 29, 2008, the charge would have been approximately $40-$45 million. This non-cash charge will have no impact on Boston Private’s tangible capital, regulatory capital, or liquidity. Westfield’s earnings will continue to be reflected within the Investment Management segment on Boston Private’s consolidated financial statements.

Mr. Vaill commented further: “From any perspective, our investment in Westfield to date has been an overwhelming success. When we first purchased Westfield the firm had approximately $1.2 billion of AUM and its client base consisted mostly of high net worth individuals and families. Since then, AUM has grown to $13.1 billion at year-end 2007, a 26% compound annual growth rate, and the firm has transformed into a leading institutional investment manager. We believe that this restructuring positions Westfield well to continue this record of success.”

“One of the hallmarks of Boston Private is our strong belief in maintaining the entrepreneurial culture of our Affiliate Partners – it helps them become high achieving organizations. At Westfield, we recognized the emergence of a new generation of leadership, and this re-equitization of the business will foster innovation and facilitate accelerated growth.”

In addition to the current equity award, Westfield management will also have a right to purchase Boston Private’s interest in part beginning in mid-2010 and in full beginning 2014 at market value as determined by comparable publicly traded companies.

This transaction will be subject to any necessary governmental approvals.

We will be hosting a conference call today, March 19, 2008 at 5:30pm Eastern Time / 2:30pm Pacific Time to discuss this plan in more detail. To access the call:

Dial In #: 866-700-7101

Passcode: 78598431

International Dial In #: 617-213-8837

Passcode: 78598431

Replay Information:

Available from 3/19/2008 to 3/26/2008

Dial In #: 888-286-8010

International Dial In #: 617-801-6888

Passcode: 41993965

Westfield Capital Management

Founded in 1989 and acquired as an autonomous subsidiary of Boston Private in 1997, Westfield Capital Management is an SEC registered investment adviser dedicated to providing quality investment management services to institutions and wealthy individuals. Westfield supervises domestic growth equities, with products focusing on each segment of the capitalization spectrum. The firm’s team of investment professionals employs an in-depth, fundamental research process to uncover growth opportunities not yet fully appreciated by the market. As of December 31, 2007, Westfield Capital Management had $13.1 billion in assets under management.

Boston Private Wealth Management Group

Boston Private Wealth Management Group is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com

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CONTACT:

Media:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

Nevin Reilly

Sloane & Company

212-446-1893

nreilly@sloanepr.com

Investors:

Erica E. Smith

Vice President, Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3766

esmith@bostonprivate.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Westfield or Boston Private, including future financial and operating results, enhanced and future revenues that may be realized from the transaction, and Boston Private’s strategic and performance goals for Westfield; (ii) statements with respect to Boston Private’s or Westfield’s strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding the expected timing of the transaction; (iv) statements regarding future operations, market position or prospects of either Boston Private or Westfield; and (v) other statements identified by words such as “will”, “continues”, “increases”, “expand”, “grow”, “opportunity”, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private’s and Westfield’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the expected benefits to Boston Private’s or Westfield’s wealth management initiatives may not be realized or may be realized more slowly than expected;(2) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (3) competitive pressures among investment management companies may increase significantly or have an adverse effect on pricing, spending, product offerings, third-party relationships, revenues and Boston Private’s and Westfield’s abilities to attract and retain clients; (4) the strength of the United States economy in general and specifically the strength of the economies in which Boston Private and Westfield will be operating may be different than expected resulting in, among other things, a reduced demand for wealth management services; and (5) adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on Boston Private’s and Westfield’s asset management activities and fees from such activities. Additional factors that could cause Boston Private’s results to differ materially from those described in the forward-looking statements can be found in Boston Private’s other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Boston Private, Westfield or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Boston Private nor Westfield undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.